Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated August 1, 2022, with respect to the consolidated financial statements of Worthington Industries, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Columbus, Ohio
April 11, 2023